Report of
Independent
Registered Public
Accounting Firm

To the Board of
Trustees and
Shareowners of
Pioneer
Fundamental
Growth Fund

In planning and
performing our
audit of the
financial
statements of
Pioneer
Fundamental
Growth Fund as
of and for the year
ended March 31,
2007, in
accordance with
the standards of
the Public
Company
Accounting
Oversight Board
(United States),
we considered its
internal control
over financial
reporting,
including control
activities for
safeguarding
securities, as a
basis for
designing our
auditing
procedures for the
purpose of
expressing our
opinion on the
financial
statements and to
comply with the
requirements of
Form N-SAR, but
not for the
purpose of
expressing an
opinion on the
effectiveness of
Pioneer
Fundamental
Growth Fund?s
internal control
over financial
reporting.
Accordingly, we
express no such
opinion.

The management
of Pioneer
Fundamental
Growth Fund is
responsible for
establishing and
maintaining
effective internal
control over
financial
reporting. In
fulfilling this
responsibility,
estimates and
judgments by
management are
required to assess
the expected
benefits and
related costs of
controls. A
company?s
internal control
over financial
reporting is a
process designed
to provide
reasonable
assurance
regarding the
reliability of
financial reporting
and the
preparation of
financial
statements for
external purposes
in accordance
with generally
accepted
accounting
principles. Such
internal control
includes policies
and procedures
that provide
reasonable
assurance
regarding
prevention or
timely detection
of unauthorized
acquisition, use or
disposition of a
company?s assets
that could have a
material effect on
the financial
statements.

Because of its
inherent
limitations,
internal control
over financial
reporting may not
prevent or detect
misstatements.
Also, projections
of any evaluation
of effectiveness to
future periods are
subject to the risk
that controls may
become
inadequate
because of
changes in
conditions, or that
the degree of
compliance with
the policies or
procedures may
deteriorate.

A control
deficiency exists
when the design
or operation of a
control does not
allow
management or
employees, in the
normal course of
performing their
assigned
functions, to
prevent or detect
misstatements on
a timely basis. A
significant
deficiency is a
control deficiency,
or combination of
control
deficiencies, that
adversely affects
the company?s
ability to initiate,
authorize, record,
process or report
external financial
data reliably in
accordance with
generally accepted
accounting
principles such
that there is more
than a remote
likelihood that a
misstatement of
the company?s
annual or interim
financial
statements that is
more than
inconsequential
will not be
prevented or
detected. A
material weakness
is a significant
deficiency, or
combination of
significant
deficiencies, that
results in more
than a remote
likelihood that a
material
misstatement of
the annual or
interim financial
statements will
not be prevented
or detected.

Our consideration
of Pioneer
Fundamental
Growth Fund?s
internal control
over financial
reporting was for
the limited
purpose described
in the first
paragraph and
would not
necessarily
disclose all
deficiencies in
internal control
that might be
significant
deficiencies or
material
weaknesses under
standards
established by the
Public Company
Accounting
Oversight Board
(United States).
However, we
noted no
deficiencies in
Pioneer
Fundamental
Growth Fund?s
internal control
over financial
reporting and its
operation,
including controls
for safeguarding
securities that we
consider to be a
material weakness
as defined above
as of March 31,
2007.

This report is
intended solely for
the information
and use of
management and
the Board of
Trustees of
Pioneer
Fundamental
Growth Fund and
the Securities and
Exchange
Commission and
is not intended to
be and should not
be used by anyone
other than these
specified parties.







Boston,
Massachusetts
May 15, 2007